UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2020 (August 27, 2020)
________________
Rockwell Automation, Inc.
(Exact name of registrant as specified in its charter)
________________

Delaware	1-12383	25-1797617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 South Second Street
Milwaukee, Wisconsin 53204
(Address of principal executive offices, including zip code)
+1 (414) 382-2000
(Registrant's telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.
On February 14, 2020, Blake D. Moret, Chairman and Chief Executive Officer of Rockwell Automation, Inc., entered into a Rule 10b5-1 trading plan with respect to (i) shares of restricted stock and performance shares vesting on December 8, 2020, and (ii) 16,900 shares of common stock issuable upon exercise of stock options awarded to Mr. Moret in 2011. The trading plan became effective on April 30, 2020. Mr. Moret entered into the plan to sell shares of common stock issuable upon vesting of restricted stock and performance shares to cover taxes due on vesting and as part of his tax and financial planning strategy to diversify and liquidate long-term assets. In May 2020, pursuant to his plan, the 16,900 shares of common stock were exercised and sold. On August 27, 2020, Mr. Moret updated his plan, with effective date November 1, 2020, to include (i) 20,700 shares of common stock issuable upon exercise of stock options awarded to him in 2012, (ii) 16,900 shares of common stock issuable upon exercise of stock options awarded to him in 2013, and (iii) shares of restricted stock and performance shares vesting on December 4, 2021, to cover taxes due on vesting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/S/ REBECCA W. HOUSE
Rebecca W. House
Senior Vice President, Chief Administrative and Legal Officer and Secretary
Date: September 1, 2020